Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Innovative Solutions & Support, Inc.

Ron Albrecht

Chief Financial Officer

610-646-0350

ralbrecht@innovative-ss.com

Innovative Solutions & Support, Inc. Announces the Release Date of Third Quarter 2011 Results and Conference Call Information

EXTON, Pa. — July 20, 2011 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) announced today the Company will release results for their third quarter 2011 (period ended June 30, 2011) on Wednesday, July 27, 2011 after the market closes. The Company will host a conference call the next day, Thursday, July 28, 2011 at 10:00 AM local time, to discuss these results.

Please use the following dial in number to register your name and company affiliation for the conference call 877-718-5092. The conference ID# is 6944024. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com and will be available for subsequent listening for 90 days.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pennsylvania, Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended		Six months ended
	March 31		March 31,
	2011	2010	2011	2010

Sales	$6,746,070	$5,372,957	13,275,881	9,980,196

Cost of Sales	2,873,414	2,942,496	5,809,069	5,779,269

Gross Profit	3,872,656	2,430,461	7,466,812	4,200,927

Operating expenses:
Research and development	1,556,827	1,404,705	2,910,434	2,569,410
Selling, general and administrative	1,849,143	1,876,326	3,938,492	4,027,465
Total operating expenses	3,405,970	3,281,031	6,848,926	6,596,875

Operating (loss) income	466,686	(850,570)	617,886	(2,395,948)

Interest income	45,263	27,636	92,855	50,610
Interest expense	(404)	(614)	(862)	(1,278)
Other income	—	—	150,003	50,000

(Loss) income before income taxes	511,545	(823,548)	859,882	(2,296,616)

Income tax (benefit) expense	12,393	(77,783)	75,950	(405,678)

Net (loss) income	$499,152	$(745,765)	$783,932	$(1,890,938)

Net (loss) income per Common Share
Basic	$0.03	$(0.04)	$0.05	$(0.11)
Diluted	$0.03	$(0.04)	$0.05	$(0.11)

Weighted Average Shares Outstanding
Basic	16,782,684	16,752,563	16,782,684	16,749,080
Diluted	16,838,662	16,752,563	16,829,918	16,749,080

Innovative Solutions and Support, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

	March 31,	September 30,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$42,477,085	$40,916,346
Accounts receivable, net	2,573,426	2,529,976
Inventories	4,514,475	4,656,392
Deferred income taxes	402,266	522,352
Prepaid expenses and other current assets	931,512	982,768

Total current assets	50,898,764	49,607,834

Property and equipment, net	7,566,448	7,761,538

Other assets	279,989	221,150

Total Assets	$58,745,201	$57,590,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	773,445	543,877
Accrued expenses	2,457,548	2,585,060
Deferred revenue	362,298	157,933

Total current liabilities	3,603,199	3,296,778

Long-term portion of capitalized lease obligations	9,528	15,560
Deferred revenue	—	8,688
Deferred income taxes	530,218	649,929
Other liabilities	171,866	151,530

Total Liabilities	4,314,811	4,122,485

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at March 31, 2011 and September 30, 2010	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,265,194 and 18,244,701 issued at March 31, 2011 and September 30, 2010	18,265	18,245

Additional paid-in capital	47,010,047	46,831,646
Retained earnings	26,693,584	25,909,652
Treasury stock, at cost, 1,482,510 and 1,482,510 shares at March 31, 2011 and September 30, 2010, respectively	(19,291,506)	(19,291,506)

Total Shareholders’ Equity	54,430,390	53,468,037

Total Liabilities and Shareholders’ Equity	$58,745,201	$57,590,522